EXHIBIT 23








INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration State Nos. 33-99408 and 333-1544 of Periphonics Corporation each on Form S-8 of our report dated July 15, 1996, appearing in this Annual Report on Form 10-K of Periphonics Corporation for the year ended May 31, 1996.



DELOITTE & TOUCHE LLP
Jericho, New York


August 28, 1996